77 Q1 OTHER EXHIBITS

CREF MATTERS SUBMITTED TO A VOTE


On July 17, 2012, the College Retirement
Equities Fund (CREF) held a special meeting of participants so that its Participants could consider and vote upon certain matters, in accordance with the terms of the Proxy
Statement on Schedule 14A, incorporated
herein by reference, filed by CREF with the Securities and Exchange Commission (SEC) on
June 8, 2012, File No. 811-04415. A summary of these matters and the results of the participants' meeting are included in CREF's
December 31, 2012 annual report, which is included in CREF's 2012 annual Form N-CSR filing with the SEC.